UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2013
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 3, 2013, we initiated a redemption of $11,885,875 aggregate principal amount of our outstanding 3.25% Convertible Subordinated Notes due 2026 (the “3.25% Notes”), which were issued pursuant to an Indenture dated as of January 25, 2006 between Hutchinson Technology Incorporated, as issuer, and Wells Fargo Bank, National Association, as successor trustee.

In accordance with the terms of the Indenture and a notice of redemption thereunder, the 3.25% Notes will be redeemed on February 2, 2013 at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest up to, but not including, the redemption date.  Holders of the redeemed 3.25% Notes will be paid upon proper presentation and surrender of their 3.25% Notes.  On February 2, 2013, unless we fail to make payment, interest on 3.25% Notes called for redemption will cease to accrue.

Holders of 3.25% Notes who wish to exercise the conversion feature must surrender such 3.25% Notes for conversion no later than the close of business on January 31, 2013, in addition to satisfying all other requirements of the 3.25% Notes and the Indenture.

A copy of the notice of redemption may be obtained from the trustee by direct inquiry via telephone at 1-800-344-5128 or fax at 1-612-667-6282.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: January 3, 2013	/s/ David P. Radloff
David P. Radloff Vice President and Chief Financial Officer